Exhibit 5

                           [SNELL & WILMER LETTERHEAD]

                                  July 11, 2001

Swift Transportation Co., Inc.
220 South 75th Avenue
Phoenix, Arizona 85043

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Swift Transportation Co., Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of 2,452,318 shares of the Company's common stock, par value $.001 per share (the "Shares"), subject to issuance upon exercise of options granted under M.S. Carriers, Inc.'s Incentive Stock Option Plan, 1993 Stock Option Plan, Non-Employee Directors Stock Option Plan, and 1996 Stock Option Plan (the "Plans"), as assumed by the Company pursuant to the terms of the Merger Agreement, dated as of December 11, 2000, among the Company, Sun Merger, Inc. and M.S. Carriers, Inc.

     We have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     We express no opinion as to the applicability or compliance with or effect of federal law or the law of any jurisdiction other than the Nevada General Corporation Law.

     Based upon our examination, subject to the assumptions stated above and relying on the statements in the documents we have examined, we are of the opinion that, when issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the
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Swift Transportation Co., Inc.
July 11, 2001
Page 2


Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        SNELL & WILMER L.L.P.